Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

SPDR® GOLD TRUST

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Exchange- Traded Vehicle Securities	SPDR® Gold Shares	457(u)[1]	1	1	1	1	1
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					1		1
	Total Fees Previously Paid
	Total Fee Offsets							$1,762,716.45
	Net Fee Due							1

(1)

An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently on an net annual basis, except for $176,271.65 of unutilized fees relating to 75,000,000 shares of unsold securities that were previously registered under the Registration Statement on Form S-3 (File No. 333-248099) filed on August 18, 2020 (the “Prior Registration Statement”) that have not yet been issued and sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement, and the Prior Registration Statement and the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	SPDR® Gold Trust	S-3	333-248099	August 18, 2020		$1,762,716.45	Exchange- Traded Vehicle Securities	SPDR® Gold Shares	75,000,000[1]	$13,580,250,000
Fee Offset Sources	SPDR® Gold Trust	S-3	333-248099		August 18, 2020						$2,937,860.75

(1)	The registrant has terminated or completed any offering that included the unsold securities associated with the claimed offset under the Prior Registration Statement.